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                                                               EXHIBIT (3.0) (I)
                                    RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                               BADGER METER, INC.

              The following Restated Articles of Incorporation duly adopted pursuant to the authority and provisions of Chapter 180 of the Wisconsin Statutes supersede and take the place of the existing articles of incorporation and amendments thereto:

                                 ARTICLE FIRST

              The name of this corporation is "BADGER METER, INC."

                                 ARTICLE SECOND

              The Corporation may engage in any lawful activity within the purposes for which corporations may be organized under the Wisconsin Business Corporation Law.

                                 ARTICLE THIRD

              The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is forty (40) million shares, consisting of twenty (20) million shares of a class designated "Common Stock" having a par value of one dollar ($1.00) per share, and twenty (20) million shares of a class designated "Class B Common Stock" of a par value of ten cents ($.10) per share. All issued shares of Common Stock, including shares held in the treasury of the Corporation, shall continue to be designated Common Stock.

              Any and all such shares of Common Stock and Class B Common Stock may be issued for such consideration, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. Any and all such shares so issued, the full consideration for which has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments except as otherwise provided by applicable Wisconsin law. The powers, preferences, limitations and relative rights of the Common Stock and the Class B Common Stock shall be as follows:

              (1)  Voting Rights and Powers.

              (a) With respect to all matters upon which shareholders are entitled to vote or to which shareholders are entitled to give consent, the holders of the outstanding shares of Common Stock and the holders of the outstanding shares of Class B Common Stock shall vote together as a single class, and every holder of any outstanding shares of Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of Common Stock standing in his name on the stock transfer records of the Corporation, and every holder of any outstanding shares of Class B Common Stock shall be entitled to cast thereon ten (10) votes in person or by proxy for each share of Class B Common Stock standing in his name on the stock transfer records of the Corporation; provided that, with respect to any proposed amendment to these Restated Articles of Incorporation which would increase or decrease the number of authorized shares of either the Common Stock or the Class B Common Stock, increase or decrease the par value of the shares of the Common Stock or the Class B Common Stock, or alter or change the powers, preferences, relative voting power or special rights of the shares of the Common Stock or the Class B Common Stock so as to affect them adversely, the approval of a majority of the votes entitled to be cast by the holders of the class affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Common Stock and the Class B Common Stock voting together as a single class as herein before provided.


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              (b) Notwithstanding the foregoing, with respect to the election of directors at the annual meeting of shareholders to be held in 1987, holders of Common Stock, voting as a separate class shall be entitled to elect the number of directors which constitutes 25% of the authorized number of members of the Board of Directors. If such number is not a whole number, then holders of Common Stock shall be entitled to elect the number of directors which constitutes the nearest whole number greater than 25% of such membership. Holders of Common Stock and Class B Common Stock, voting as a single class, shall be entitled to elect the remaining directors. After the 1987 annual meeting of shareholders, all directors shall be elected by holders of Common Stock and Class B Common Stock voting as a single class.

              (2) Dividends and Distributions.

              (a) Cash Dividends. As and when cash dividends may be declared from time to time by the Board of Directors, the cash dividend payable with respect to each share of the Common Stock shall in all cases be in an amount equal to one hundred ten percent (110%) of the amount of the cash dividend payable with respect to each share of the Class B Common Stock. Cash dividends may be declared and payable with respect to the Common Stock without a concurrent cash dividend declared and payable with respect to the Class B Common Stock. Distributions declared by the Board of Directors to be in connection with the partial or complete liquidation of the Corporation or any of its subsidiaries shall not be considered to be cash dividends for the purposes of this Paragraph (2).

              (b) Other Dividends and Distributions. Each share of Common Stock and Class B Common Stock shall be equal in respect of rights to dividends (other than those payable in cash) and distributions (including distributions declared by the Board of Directors to be in connection with the partial or complete liquidation of the Corporation or any of its subsidiaries) when and as declared, in the form of stock or other property of the Corporation, except that in the case of dividends or other distributions payable in stock of the Corporation, including distributions pursuant to stock split-ups or divisions, which occur after the expiration of the period during which shares of the Class B Common Stock are first issued by the Corporation, only shares of Common Stock shall be distributed with respect to the Common Stock and only shares of Class B Common Stock shall be distributed with respect to the Class B Common Stock.

              (3) Restrictions on Transfer of the Class B Common Stock.

              (a) No beneficial owner (as hereinafter defined) of shares of Class B Common Stock (hereinafter referred to as a "Class B Shareholder") may transfer, and the Corporation shall not register the transfer of, shares of Class B Common Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a Permitted Transferee of such Class B Shareholder. A "Permitted Transferee" shall be defined as (i) the Class B Shareholder and any other Class B Shareholder; (ii) the spouse of the Class B Shareholder; (iii) any parent and any lineal descendant (including any adopted child) of any parent of the Class B Shareholder or of the Class B Shareholder's spouse; (iv) any trustee, guardian or custodian for, or any executor, administrator or other legal representative of the estate of, any of the foregoing Permitted Transferees; (v) the trustee of a trust (including a voting trust) for the benefit of such Class B Shareholder and/or any of his or her Permitted Transferees; (vi) any corporation, partnership or other entity if a majority of the beneficial ownership thereof is held by the Class B Shareholder and/or any of his or her Permitted Transferees; (vii) any director of the Corporation; and
(viii) any officer of the Corporation elected or appointed by the Corporation's Board of Directors and (ix) any trustee of a trust created or organized in the United States and forming part of a stock bonus, pension or profit sharing plan of the Company for the exclusive benefit of the employees or their beneficiaries. If a Class B shareholder and all of his or her Permitted Transferees cease, for whatever reason, to hold a majority of the beneficial ownership of any corporation, partnership or other entity specified in clause
(vi) above, then any and all shares of Class B Common Stock held by such corporation, partnership or other entity will automatically, without further deed or action, be converted into a like number of shares of Common Stock. For the purpose of this Paragraph (3) the term "beneficial owner(s)" of any shares of Class B Common Stock shall mean a person or persons who, or entity or entities which, have or share the power, either singly or jointly, to direct the voting or disposition of such shares.




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              (b) For purposes of this Paragraph (3), a transfer shall not include (i) a distribution by a corporation to its shareholders pursuant to a dissolution, liquidation, dividend or similar distribution, (ii) a distribution to partners of a partnership in proportion to their partnership interests or
(iii) a disposition of a trust to any beneficiaries of such trust pursuant to the terms of such trust.

              (c) Notwithstanding anything to the contrary set forth herein, any Class B Shareholder may pledge his shares of Class B Common Stock to a pledgee pursuant to a bonafide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Paragraph (3). In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Common Stock, as the pledgee may elect.

              (d) Any purported transfer of shares of Class B Common Stock not permitted hereunder shall be void and of no effect. The purported transferee shall have no rights as a shareholder of the Corporation and no other rights against, or with respect to, the Corporation, except the right to receive shares of Common Stock upon the conversion of his shares of Class B Common Stock into shares of Common Stock. The Corporation may, as a condition to the transfer or the registration of a transfer of shares of Class B Common Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee.

              (e) The Corporation shall note on the certificates for shares of Class B Common Stock the restrictions on transfer and registration of transfer imposed by this Paragraph (3).

              (f) Shares of Class B Common Stock shall be registered in the name(s) of the beneficial owner(s) thereof and not in "street" or nominee name.

              (4) Conversion of the Class B Common Stock.

              (a) Each share of Class B Common Stock may at any time or from time to time, at the option of the respective holder thereof, be converted into one (1) fully paid and non assessable share of Common Stock. Such conversion right shall be exercised by the surrender of the certificate representing such share of Class B Common Stock to be converted to the Corporation at any time during normal business hours at the principal executive offices of the Corporation (to the attention of the Secretary of the Corporation), or if an agent for the registration or transfer of shares of Class B Common Stock is then duly appointed and acting (said agent being referred to in this Article Third as the "Transfer Agent") then at the office of the Transfer Agent, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or his duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to Paragraph
(4)(e), below.

              (b) As promptly as practicable after the surrender for conversion of a certificate representing shares of Class B Common Stock in the manner provided in Paragraph (4)(a), above, and the payment in cash of any amount required by the provisions of Paragraphs (4)(a) and (4)(e), the Corporation will deliver or cause to be delivered at the office of the Transfer Agent to, or upon the written order of, the holder of such certificate, a certificate or certificates representing the number of full shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class B Common Stock, and all rights of the holder of such shares as such holder shall cease at such time and the person or persons in whose name or names the certificate or certificates representing the shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time; provided, however, that any such surrender and payment on any date when the stock transfer records of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificate or certificates representing shares of Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer records are open.

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              (c) No adjustments in respect of dividends shall be made upon the conversion of any share of Class B Common Stock; provided, however, that if a share shall be converted subsequent to the record date for the payment of a dividend or other distribution on shares of Class B Common Stock but prior to such payment, the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on the date set for payment of such dividend or other distribution notwithstanding the conversion thereof or the Corporation's default in payment of the dividend or distribution due on such date.

              (d) The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares; provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common Stock by delivery of purchased shares of Common Stock which are held in the treasury of the Corporation. The Corporation covenants that if any shares of Common Stock required to be reserved for purposes of conversion hereunder, require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery. The Corporation covenants that all shares of Common Stock which shall be issued upon conversion of the shares of Class B Common Stock, will, upon issue, be fully paid and non assessable and not subject to any preemptive rights.

              (e) The issuance of certificates for shares of Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

              (f) When the number of outstanding shares of Class B Common Stock falls below two percent (2%) of the aggregate number of shares of Common Stock and Class B Common Stock then outstanding, the outstanding shares of Class B Common Stock shall be deemed without further act on anyone's part to be immediately and automatically converted into shares of Common Stock, and stock certificates formerly representing outstanding shares of Class B Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Common Stock.

              (5) Issuance of the Class B Common Stock.

              (a) Initial Issuance. On and subject to the terms and conditions of this Paragraph (5), on or before 5:00 p.m. Milwaukee, Wisconsin time ("close of business") on December 31, 1986, or such later date and time as the Board of Directors may, prior to December 31, 1986, determine, each outstanding share of Common Stock shall be convertible by the holder thereof, into one share of Class B Common Stock. Any such conversion shall be deemed to be effective as of the date of receipt by the Corporation or the Transfer Agent of the following documents: (i) a proper written notice of conversion by the holder of shares of Common Stock, addressed to the Transfer Agent, designating the number of shares of Common Stock to be converted into shares of Class B Common Stock, and (ii) the stock certificate or certificates representing the number of shares of Common Stock to be so converted into shares of Class B Common Stock, duly endorsed for transfer or accompanied by appropriate stock powers, with signatures guaranteed by a national banking association or a member firm of The New York Stock Exchange, Inc. or the American Stock Exchange, Inc. Upon the effective date of any such conversion, all shares of Common Stock so converted shall be deemed to be issued and held in the treasury of the Corporation. The issuance of a certificate or certificates for shares of the Class B Common
Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate or certificates is or are to be issued in a name other than that of the holder of the share or shares of Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Transfer Agent or to the Corporation the amount of any tax which may be payable in respect to any such transfer.
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Notwithstanding the foregoing, any shareholder who holds shares of Common Stock in "street" or nominee name must have such shares re-registered in such shareholder's own name before converting such shares to Class B Common Stock and such Class B Common Stock certificate or certificates may only be issued in the name of the registered holder of the converted shares of Common Stock, or his Permitted Transferee. Subject to the foregoing, as promptly as practicable after the surrender for conversion of a certificate or certificates representing shares of the Common Stock and payment of any tax as herein before provided, the Corporation will deliver or cause to be delivered at the office of the Transfer Agent to, or upon the written order of, the holder of such certificate or certificates, a certificate or certificates representing the number of shares of Class B Common Stock issuable upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate or certificates representing shares of the Common Stock (if on such date the transfer records of the Corporation shall be closed, then immediately prior to the close of business on the first date thereafter that said records shall be open), and all rights of such holder arising from ownership of the shares of Common Stock shall cease at that time, and the person or persons in whose name or names the certificate or certificates representing shares of the Class B Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class B Common Stock at such time and shall have and may exercise all the rights and powers appertaining thereto. No adjustments in respect of past cash dividends shall be made upon the conversion of any share of the Common Stock; provided, however, that if any shares of the Common Stock shall be converted subsequent to the record date for the payment of a cash or stock dividend or other distribution on shares of the Common
Stock, but prior to such payment, the registered holder of such shares of Common Stock at the close of business on such record date shall nonetheless be entitled to receive that cash or stock dividend or other distribution. The Corporation shall reserve and keep available, solely for the purpose of issue upon conversion of outstanding shares of the Common Stock, such number of shares of the Class B Common Stock as may be issuable upon the conversion of all such outstanding shares of the Common Stock. All shares of the Class B Common Stock which may be issued upon conversion of shares of the Common Stock will, upon issuance, be fully paid and non assessable.

              (b) Subsequent Issuance. Following the expiration of the period for initial issuance, the Board of Directors may only issue shares of the Class B Common Stock in the form of a distribution or distributions pursuant to a stock dividend on or split-up of the shares of the Class B Common Stock and only to the then holders of the outstanding shares of the Class B Common Stock in conjunction with and in the same ratio as a stock dividend on or split-up of the shares of the Common Stock. Except as provided in this subparagraph (b), the Corporation shall not issue additional shares of Class B Common Stock after expiration of the period during which shares of Class B Common Stock are first issued by the Corporation, and all shares of Class B Common Stock surrendered for conversion shall be retired, unless otherwise approved by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock and Class B Common Stock entitled to vote, voting together as a single class, as provided in Paragraph (1) of this Article Third.

              No holder of shares of any class of stock or any other class of securities of the Corporation shall be entitled as a matter of right to subscribe for, purchase or receive any part of any issue of stock of the Corporation of any class either at present authorized or of any future increase or creation, including without limitation, any securities convertible into stock of any class, except as the Corporation in the discretion of the board of directors may elect or contract to extend such right.

                                 ARTICLE FOURTH

              Outstanding shares of any class of capital stock of the Corporation shall not be subject to the limited voting provisions of Section 180.25(9)(a) of the Wisconsin Statutes.





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                                 ARTICLE FIFTH

              1(a). There shall be a Board of Directors which shall consist of such number of Directors as shall from time-to-time be specified in the Bylaws but which shall not be less than three (3). The Directors shall be divided into three classes, designated Class I, Class II, and Class III, and all classes shall be as nearly equal in number as possible.

The terms of office of the Directors initially classified shall be as follows: at the 1998 Annual Meeting of Shareholders, Class I Directors shall be elected for a one-year term expiring at the next Annual Meeting of Shareholders, Class II Directors shall be elected for a two-year term expiring at the second succeeding Annual Meeting of Shareholders, and Class III Directors shall be elected for a three-year term expiring at the third succeeding Annual Meeting of Shareholders. At each Annual Meeting of Shareholders after such initial classification, Directors to replace those whose terms expire at such Annual Meeting shall be elected to hold office until the third succeeding Annual Meeting. Each Director shall hold office until the expiration of his term and until his successor is elected and qualified or until his earlier death, resignation or removal. If the number of Directors is changed, (a) any newly created directorships or any decrease in directorships shall be so portioned among the classes as to make all classes as nearly as equal as possible, and
(b) when the number of Directors is increased by the Board of Directors and any newly created directorships are filled by the Board of Directors, there shall be no classification of the additional Directors until, and the terms of the additional Directors shall expire at, the next Annual Meeting of Shareholders.

              1(b). Removal of Directors. A Director may be removed only for cause and only by the shareholders by the affirmative votes of a majority of the votes entitled to be cast upon removing him at a meeting called for the purpose of removing him, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the Director and must state the reason or reasons why the Director is subject to removal.

              1(c). Amendments. Notwithstanding any other provision of these Restated Articles of Incorporation, the provisions of this Article Fifth shall be amended, altered, changed or repealed only by the affirmative vote of shareholders holding at least seventy percent (70%) of the voting power of the then outstanding shares of all classes of capital stock of the Company, considered for this purpose as a single class.

                                 ARTICLE SIXTH

              The majority affirmative voting requirements of Section 180.25(2) of the Wisconsin Statutes are hereby expressly elected and deemed applicable to this Corporation as if this Corporation had been organized after January 1, 1973. These articles may be amended by resolution setting forth such amendment or amendments adopted at any meeting of the shareholders of the Corporation by a vote of at least a majority of the votes represented by shares of all of the Common Stock and Class B Common Stock of the corporation then outstanding, except as set forth herein or as restricted by the statutes of the State of Wisconsin.

                                ARTICLE SEVENTH

              The address of the registered office of the corporation at the time of adoption of these amended and restated Articles of Incorporation is 4545 West Brown Deer Road, Brown Deer, Wisconsin (P.O. address: Milwaukee, Wisconsin 53223); and the name of the registered agent at such address is Deirdre C. Elliott.





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